UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             January 13, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35291 (205) 257-1000	63-0004250

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 13, 2006, Alabama Power Company (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of $100,000,000 aggregate principal amount of its Series EE 5.75% Senior Insured Quarterly Notes due January 15, 2036 (the “Series EE Senior Notes”). Said notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Nos. 333-126348, 333-126348-01, 333-126348-02 and 333-126348-03) of the Company.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

1.1

Underwriting Agreement, dated January 13, 2006 relating to the Series EE

Senior Notes among the Company and Edward D. Jones & Co., L.P., BNY Capital Markets, Inc./Pershing LLC, Sterne, Agee & Leach, Inc., Comerica Securities Inc., Morgan Keegan & Company, Inc., RBC Dain Rauscher Inc., and SunTrust Capital Markets, Inc., as the underwriters named in Schedule I to the Underwriting Agreement.

4.2	Thirty-First Supplemental Indenture to Senior Note Indenture dated as of January 18, 2006, providing for the issuance of the Series EE Senior Notes.

4.7	Form of Series EE Senior Note (included in Exhibit 4.2 above).

5.1	Opinion of Balch & Bingham LLP relating to the Series EE Senior Notes.

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2006 ALABAMA POWER COMPANY

By /s/Wayne Boston
Wayne Boston
Assistant Secretary